Form C

Cover Page

Name of issuer:

Orthogonal Thinker Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 12/20/2016

Physical address of issuer:

1215 South Kihei Rd. #424
Kihei HI 96753

Website of issuer:

http://OrthogonalThinker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

333,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $333,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$333,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$208,421.00	$0.00
Cash & Cash Equivalents:	$18,454.00	$0.00
Accounts Receivable:	$16,752.00	$0.00
Short-term Debt:	$31,822.00	$0.00
Long-term Debt:	$231,250.00	$0.00
Revenues/Sales:	$92,896.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($55,096.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Orthogonal Thinker Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Nikzad	Systems Engineer	Orthogonal Thinker Inc.	2016
Jason Hobson	Lawyer	Hobson Bernardino + Davis LLP	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Nikzad	CEO	2016
David Nikzad	CFO	2016
David Nikzad	Founder	2016
Helene Servillon	Portfolio Director	2017
Gail Fox	Accountant	2016
Travis Wilson	Legal Counsel	2017
Pam Patterson	CMO	2016
Jason Hobson	Founder & General Counsel	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Nikzad	4450000.0 Common Stock	89.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> The securities may be illiquid and may not have a secondary market. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO.

Specific investments would be highly volatile but lucrative as current conditions warrant.

The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

Purchasers could hold Securities for many years without income generation. The majority of investments would involve long term prospects not short term gains.

If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity.

As of the date hereof, David Nikzad, our founder owns 89% of the shares of our issued and outstanding Common Stock. Assuming the investors in this offering exercise their SAFE's, he will still own and control a majority of our outstanding common stock. Therefore, Mr Nikzad will be able to control our management and affairs and most matters requiring stockholder approval, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership and voting power may have the effect of delaying or preventing a change in control, which may not be in the best interest of our other stockholders.

We currently have a small management team which the Company is reliant upon. We have to retain our employees to ensure growth and success.

Orthogonal Thinker's intellectual property consists of a trademark which the company obtained the usage rights to in a legal settlement. This may be of concern to future investors.

Our company relies on the ability to invest in successful startups. If we are unable to source these companies then our business could suffer.

Currently we are reliant on the fixed price of our lease. If there are any changes in the pricing of that lease then it could be detrimental to our expenses.

Jason Hobson, Helene Servillon, Travis Wilson and Pam Patterson are all part-time officers. This may result in diminished time being committed to Orthogonal Thinker, Inc. and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$333,000**
Use of Proceeds:	5% Wefunder fee; 15% legal and accounting; 10% conferences, travel, outreach; 70% operating expenses, growing our team and employee salaries

If we raise:	**$500,000**
Use of Proceeds:	5% Wefunder fee; 15% legal and accounting; 10% conferences, travel, outreach; 70% operating expenses, growing our team and employee salaries

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$12.2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $10,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Preferred Stock received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE. Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases: If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	10,000,000	5,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	N/A
Options:	550,000

Describe any other rights:

Voting rights only for David Nikzad who holds 4,450,000 shares. The other 50,
are allocated to Pam Patterson.

The Company has authorized up to 550,000 options that are convertible into c
common stock each. As of September 30, 2017, no options had been issued.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the
Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	08/28/17
Amount	$231,250.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	02/01/19

Convertible Note

Issue date	01/12/18
Amount	$90,101.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$8,333,000.00
Maturity date	01/12/21

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Other	Convertible Note	$231,250	General operations
1/2018	Regulation D, Rule 506(c)	Convertible Note	$90,101	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Orthogonal is a holding company and ecosystem that unites the desire to make money with doing good for the planet and society. We focus on a wide range of successful innovations from food and plant sciences to blockchain technology and crypto currency. By pooling our collective resources and diverse team knowledge we incubate our holdings and provide strategic partnerships to help scale each to their greatest potential... for investors. And the planet.

We intend to engage with a new mindset of investor who sees the benefit of doing good. Our goals are not the goals that the big companies of our parents' era embraced, where profits often did not serve the greater good nor the best interest of society. As we invest $50k-100k in startups at seed stage and make at least 11 deals per year, our ambition is to continue funding companies positioned to benefit society, but that need extra funding and mentorship to get there.

Milestones

Orthogonal Thinker Inc. was incorporated in the State of Delaware in December 2016.

Since then, we have:

- We are one of the first pre-institutional investors in Betterment in 2009, which is now valued at $800M and manages over $13B in assets. This was a part of Reinmkr. All assets of Reinmkr were transferred to Orthogonal Thinking, Inc.

- Currently incubating seven seed-stage companies: Surya Spa & Surya Bread, Maui Raw, Kitchen Nation, Christina Seeds Inc., Randy's Remedy, iSolve Blockchain, and Boardbrokers.com.

- Part of our holdings includes Meadow and Confident Cannabis. Both of these companies do not touch the seed and generated $300M in gross sales volume in 2017. With new legislation for legality in California and across many states in the US, we expect these sales numbers to grow exponentially.

- We have a signed term sheet for a Pharma ICO and are launching our own ICO in Spring 2018 to provide blockchain solutions that benefit all of our holdings.

- All assets of Reinmkr, since the time of our financials have been transferred and details of this are attached to this Form C.

We're in process of filing for an ICO. The term sheet is signed and our goal is raise a minimum of $10M and max of $100M. Orthogonal and Digital Ledger Integrations, Inc. (DLI) are entering into a joint venture for Orthogonal CoCreation Inc. to develop a wide range of blockchain solutions that will benefit our holdings and projects. We have established a joint venture and incorporated Orthogonal Canada Inc. to expand into the Canadian market. All of the Reinmkr Capital assets have transferred as holdings under the Orthogonal umbrella . The term sheet has been signed with Luna DNA, a genomic and medical research database powered by the blockchain. We have a joint venture with Tioga and Randys (topical hemp products for medicinal use). Randy's Remedy is currently producing an enterprise solution for medicated products. Hemp CBD will be a $1 billion market by 2020, growing 55% a year according to Brightfield Group. We have a Joint Venture 50/50 with Maui Raw who is expanding from Hawaii into the US mainland. They have a commercial agreement with Wholefoods. Christina Seeds Inc/Seeds Resorts has partnership agreement with Oprah's Producer. Surya Spa is launching a grand opening with Proper Hotels in 2019 with a flagship. Goldman Sachs has financed this deal. We have several deals in the pipeline in the plant science space coming to fruition in the next 3 months . We have been invited to

participate in follow on rounds with some of the most successful companies (based on revenue and growth) within our holdings.

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended September 30, 2017, the Company had revenues of $92,896.
- *Assets.* As of September 30, 2017, the Company had total assets of $208,421, including $18,454 in cash.
- *Net Loss.* The Company had a net loss of $55,096 for the year end of September 30,2017.
- *Liabilities.* The Company's liabilities totaled $263,072 for the year ended September 30, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $326,351 in convertibles. We have cash flow that has been generated from different assets in the company. Our founders are sources of capital for the Company. We are currently in monetization mode and have been streamlining processes to lower expenses.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 36 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Orthogonal Thinker Inc. cash in hand is $35,222, as of February 2018. Over the last three months, revenues have averaged $42,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $18,000/month, for an average net profit of $24,000 per month.

There have been no material changes since the time of our financial statements.
We expect our expenses to remain the same over the next 3-6 months but are hoping for an increase in income from fundraising.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://orthogonalthinker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- David Nikzad
- Gail Fox
- Helene Servillon
- Jason Hobson
- Pam Patterson
- Travis Wilson

Appendix E: Supporting Documents

- Contrib.docx.pdf

INVEST IN ORTHOGONAL, INC.

The Berkshire Hathaway of socially conscious capitalism

Orthogonal is a holding company and ecosystem that unites the desire to make money with doing good for the planet and society. We focus on a wide range of successful innovations from food and plant sciences to blockchain technology and crypto currency. By pooling our collective resources and diverse team knowledge we incubate our holdings and provide strategic partnerships to help scale each to their greatest potential... for investors. And the planet.

David Nikzad
FOUNDER, ORTHOGONAL, INC.


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Future Equity (SAFE)

$12.2M valuation cap

A SAFE gives you the right to future shares in Orthogonal, Inc. . If you invest, you're betting the company will be worth more than $12.2M in the future.

INVEST $10K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$1,000+ Orthogonal will send you a gift basket from one of our incubated companies. Your choices: 1) Maui Raw - outrageously tasty vegan, non-GMO macadamia nut spreads and treats, or 2) Randy's Remedy - essential oils and lotion made from hemp and other responsibly sourced botanical ingredients that provide effective health benefits to decrease anxiety, improve mood and support good pain management.

OUR AMBITION

We intend to engage with a new mindset of investor who sees the benefit of doing good. Our goals are not the goals that the big companies of our parents' era embraced, where profits often did not serve the greater good nor the best interest of society. As we invest $50k-100k in startups at seed stage and make at least 11 deals per year, our ambition is to continue funding companies positioned to benefit society, but that need extra funding and mentorship to get there.

KEY FACTS

- We are one of the first pre-institutional investors in Betterment in 2009, which is now valued at $800M and manages over $13B in assets.
- Currently incubating seven seed-stage companies: Surya Spa & Surya Bread, Maui Raw, Kitchen Nation, Christina Seeds Inc., Randy's Remedy, iSolve Blockchain, and Boardbrokers.com.
- Part of our holdings includes Meadow and Confident Cannabis. Both of these companies do not touch the seed and generated $300M in gross sales volume in 2017. With new legislation for legality in California and across many states in the US, we expect these sales numbers to grow exponentially.
- We have a signed term sheet for a Pharma ICO and are launching our own ICO in Spring 2018 to provide blockchain solutions that benefit all of our holdings.

DOCUMENTS

Orthogonal_WeFunder_Main_1_.jpg
Orthogonal_Inc_deck.pdf

orthogonalthinker.com

Y COMBINATOR FOOD SOFTWARE ANALYTICS B2B B2C ARTIFICIAL INTELLIGENCE BANKING TECH B2C BLOCKCHAINS CRYPTOCURRENCY ECOMMERCE FIN TECH FUND SAAS B2B

Why I Like Orthogonal, Inc.

David Nikzad's insight into the next wave of opportunity is uncanny. I know, because our company was one of them. David was one of the very first investors in Betterment when we were a little more than a great idea in need of capital to execute. Four years later, we are managing $13 billion in assets and have over 330,000 happy customers.



Jon Stein

CO-FOUNDER & CEO OF BETTERMENT, THE LARGEST INDEPENDENT ONLINE FINANCIAL ADVISOR

THE BUZZ ABOUT ORTHOGONAL, INC.

When I first met David at Y Combinator's Winter 2015 Demo Day, I felt like we had known each other for years. We have a shared passion for startups, plant science, and innovation, which led to Orthogonal investing in Meadow. Their positive support and deep insight within the industry has been invaluable over the years.



David Hua
Co-founder and CEO at Meadow

Orthogonal has all key ingredients for an outlier's success: the solid vision, an experienced team, a huge, growing market, and the right timing. David Nikzad was one of the first investors in Talkable and has been instrumental in helping us fundraise and grow the business. Orthogonal is establishing itself as a key player in the market as it goes mainstream.



Allan Grant
Co-founder of Hired and Talkable. Hacker/Entrepreneur

David is an early investor, serial entrepreneur, trends and technologies geek. It requires an exceptional skill set to succeed in venture investing, and we share a keen fascination for the art of business in the start-up universe. The Orthogonal team embodies the highly coveted skills of calm in chaos, singular determination, superior discernment, a desire to do good for the planet, endless energy, experience and wisdom. They have all the ingredients for huge success.



Ryan Scott
Founder of Causecast and angel investor/advisor alongside Sequoia Capital, Mark Cuban, News Corp, CBS Corporation, Elon Musk, and Burda Media

Forbes

Jonathan Stein Built Betterment To Help Investors Make Better Decisions

Some $1 trillion in financial assets will be managed by robo-advisors by 2020, growing to $4.6 trillion by 2022. The exponential growth in algorithmic-based investing tools owes its genesis in many respects to Jonathan Stein, founder and CEO
January 25, 2018 @ forbes.com

Meadow is the Amazon of weed

Marijuana legalization is sweeping the nation, and The Green Rush is upon us. As pot sellers scramble to comply with complex regulations, one startup has built the full-stack of specialized commerce software they need. Meadow offers everything
January 25, 2018 @ techcrunch.com

Silicon Valley / San Jose Business Journal

Fleet management startup RideCell, Y Combinator alumnus, raises $11.7 million in round led by BMW - Silicon Valley Business Journal

The San Francisco-based startup makes software to manage fleets of vehicles for transportation services. BMW i Ventures led this Series A round with participation from Khosla Ventures.
January 25, 2018 @ bizjournals.com

Alliance-wrestling.com

An Inside Look at Pura Vida's Ecommerce Tools: How Two Entrepreneurs Turned a Graduation Trip into a Multimillion-Dollar Ecommerce Empire With These Nine Apps - Shopify

It's rare when someone who's built a multimillion-dollar business from scratch pulls back the curtain and shows you exactly how they did it ... so you can do it too. Others

New Cannabis Ventures

Confident Cannabis Uses Data and Software to Connect Producers, Labs and Retailers

Confident Cannabis, which integrates now with several software providers and will be adding others soon, is placing itself smartly in the middle of growers, sellers and testing labs, providing data and management systems to better connect their
June 18, 2016 @ newcannabisventures.com

Beat

The Force is strong as Vidyard lands $35 million to awaken video marketing

Vidyard, the business video platform, today announced it has closed a $35 million Series C round. Vidyard's platform hosts business video content for distribution to websites, and social channels. It tracks visitors based on their individual viewing

January 26, 2016 @ venturebeat.com

We Operate as World-Changers

As a holding company, we control equity stake in our companies in return for operational resources, a management ecosystem, and mentorship. Our founders have more than 15 years of experience in investing with over 120 investments made to date. In addition, our team has a demonstrable ability to propel companies from seed stage to growth. Together, we have developed unique criteria to identify and accelerate the expansion of high-frequency companies and products. Entrepreneurial initiative is coordinated with investments in later-stage businesses with proven market command for a balanced, yet bold, overall strategy.


We're an ecosystem.

Strategic Synergy

Since we are an operating company, an important piece of criteria we use is each company's ability to magnify the value within our holdings. A synergistic and exponential multiplier is key.


We're pivotal.

Passionate Leaders

The goods and services that bring great value to people and the planet often have entrepreneurs behind them that represent a singular, incomparable passion. Many have been diligently working for years, demonstrating and honing their ability to execute, for when the market opportunity finally opens for disruption. A shift in thinking has reached its pivot point. Orthogonal is poised to capture.


We're (r)evolutionary.

Socially Woke

Conscious capitalism is another vetting metric that yields lucrative insight. When qualifying a company by it's potential social good, a surprising thing happens - these businesses attract customers more easily. They raise awareness at a higher level and gain exposure rapidly. The outliers destined for success often achieve quick and enthusiastic market penetration and triumph if they are the first to market.

Catapulting Our Current Incubated Companies

We catapult plant medicine, healthy food, and disruptive technology companies to success by providing them with a monetization strategy, operational support, compliance / regulatory guidance and connect them with our investor network.

BlockRX

Helping drug manufacturers securely track the origin of medicines through the blockchain.

Kitchen Nation

The WeWork for food entrepreneurs that provides flexible kitchen co-working space. Flag-ship location launching in Los Angeles in 2018.

Maui Raw

Making healthy foods craveable, with over a dozen crazy tasty dips and spreads made from macadamia and other organic, vegan, and non-GMO ingredients in Hawaii.

Seeds Resort

A restorative, healthy, luxury hospitality oasis like no other. Coming to Hawaii in 2018.

Surya Spa & Surya Bread

The premier Ayurvedic Spa in America unifies authentic Ayurvedic treatments, products, and programs for detoxification, life-extension, and a return to vibrant health and well-being.

Boardbrokers

The online source for hardwood flooring with a multi-million dollar model.

Randy's Remedy

Hemp based products powered by Cannaka, a botanically complete blend of natural cannabinoids and terpenes from hemp. Focused on licensing Cannaka.

We've Helped Dozens of Companies That Benefit Society

We work with both emerging companies with proven revenue, and start-ups with little more than a brilliant idea around an untapped market. This fiscal balance is a part of our successful strategy. These are some of our holdings:

Betterment

$270M Series E

The largest online financial advisor, managing $13B in assets.

Confident Cannabis

$3M Seed, Y Combinator S15

Software platform and data warehouse that facilitates legal cannabis lab testing for producers and retailers.

Talkable

$4.2M raised, Y Combinator W11

Customizable refer a friend programs for marketers.

Ridecell

$23.4M raised

Leading platform provider for carsharing and ridesharing operators.

Meadow

$2.22M Seed, Y Combinator W15

All-in-one cannabis dispensary POS and medical marijuana delivery app.

Vidyard

$35M Series C, Y Combinator S11

The video platform for marketing and sales.

Wefunder

$2.3M raised, Y Combinator W13

Crowd-investing platform for startups.

AdStage

$12.3 Series A

Advertising technology that powers paid marketers to understand the business impact of their campaigns.

Quartzy

$22.2M Series B, Y Combinator S11

The World's #1 lab management platform for scientists.

Airbnb

$4.4B raised, Y Combinator W09

Online community marketplace for people to list, discover, and book accommodations around the world.

Videoo

$2.2M Seed

Next-generation social video player.

GazeHawk

Acquired by Facebook, Y Combinator S10

Affordable and accurate eye tracking for businesses.

Orange Fund II

Fund that invests in the top 18 startups in Y Combinator's winter 2015 batch

InvoiceASAP

$696K raised

Create, send, and pay invoices on the go with your phone.

Aisle50

Acquired by Groupon in 2015

Provides grocery store deals to consumers.

RealCrowd

$1.6M Seed

Enabling investors to build relationships and do direct commercial real estate investing.

Artmata

iPhone app developer.

Aquila

Data-driven, small business cash flow management platform for owners.

TapToLearn

Fun learning apps for kids.

Wyzant

Online marketplace that helps students connect with over 80,000 qualified tutors online and in-person

Dear Wefunder Investor,

As you are likely aware, the concept of investing purely for financial gain has evolved. What we do with our money, how we make it work for our own bank account as well as our ethos, and the ethical benefit of an entire society, is the new paradigm for success.

Orthogonal's carefully curated conglomerate of companies creates a system by which the focus, talent, and deep experience of one interest helps support the others. As our tagline states: "the right angle." The tangential energy of success provides a more solid path for the scalability for all our holdings. One connection creates another and so on until you are surrounded by a universe of highly skilled individuals and energy. We're all invested in a bigger, broader, more profound definition of success and how to help each other achieve it.

Invest in Orthogonal and watch the ecosystem grow, both literally and metaphorically. Because when you re-focus the definition of success on more than one aspect, judge it by greater than any singular standard, you achieve something better and more solid for the future.

Thank you to those who invest in our future-forward vision. We are one of the initial investors in Wefunder. We get it. Our goal here and now is to allow the masses to participate in the upside of this relatively early-stage investment. While institutional investors love our vision, the energy we create with the pathos of individuals who invest for all the right reasons, is part of what fuels our engine. One shared future and one shared destiny.

Mahalo,

David

Meet the Founders

Our team is comprised of founders, investors, and professional leaders who have taken companies from ideas to successful exits.



David Nikzad

Founder

Serial entrepreneur, angel investor and founding principal of Reinmkr Capital.



Jason Hobson

Founder

Attorney, investor and Jedi, bringing his wisdom and experience to an industry in dynamic change.

AND THE REST OF THE TEAM



Helene Servillon

Director

Biz dev expert w/7 years experience working at & advising multi-million dollar startups. Part-time.



Pam Patterson

CMO

Creative Director and Principal for award winning Advertising and Graphic Design firm. Part-time.



Wayne Shapiro

Monetization

Founder of Kognitive Marketing w/ 15 years experience building sales and marketing teams. Part-time.



Travis Wilson

Head of Legal

Shareholder at Jones Waldo law firm. Represents over 100 cannabis companies. Part-time.

Interview

– COLLAPSE ALL

WF: How does Orthogonal operate?

OI: We hold ownership stake and assets in companies. We're a holding company that incubates and manages the IP/IT of inspired startups as an arm of socially conscious capitalism.

WF: What is a holding company?

OI: A holding company owns other companies' outstanding stock. A holding company usually does not produce goods or services itself; rather, its purpose is to own shares of other companies to form a corporate group. For investors, a holding company provides the ability to make investments in a wide range of assets. Here's a great article on a few examples of how holding companies are structured: https://www.thebalance.com/understanding-a-holding-company-357341

WF: How do you select companies to add to your holdings?

OI: Companies that are shifting habit loops and consciousness for the betterment of human existence. Founders that understand execution and monetization with integrity and ethics. We prefer founders that have wisdom through experience from life or precious startups. Failure in the past is not a bad thing. We understand that those who fail return with more drive to succeed.

WF: How do investors make a return?

OI: Returns come from investors selling shares at varying valuations, from a portfolio company being acquired, and/or monetization of assets in the future. If an Orthogonal company is acquired, investors receive an immediate distribution and a percentage of the income is also invested in new Orthogonal held companies.

WF: What is the typical investment size and how many do you make a year?

OI: We invest $50k-100k in startups at seed stage. Our plan is to make at least 11 deals per year.

WF: What is the investment horizon?

OI:

Investors are invited for follow-on rounds in existing Orthogonal and Reinmkr companies. Our deal flow is heavy. We get 100 inquiries a day. Our biggest inspiration is Blockchain and Plant Science.

WF: When will I be notified of new executed deals and companies added to Orthogonal's holdings?

OI: All investors will be immediately notified via email.

WF: What updates will I receive?

OI:

We will update all investors on the status of the portfolio once a quarter. Additionally, some startups in the portfolio may choose to send additional investor updates.

WF: Can I withdraw my money?

OI: On different equity raises or on the secondary market.

WF: How can I get in touch?

OI: You can email us directly. We're excited to connect and answer your questions!

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

2 The securities may be illiquid and may not have a secondary market. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO.

3 Specific investments would be highly volatile but lucrative as current conditions warrant.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Orthogonal, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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David N.

Founder at Orthogonal

Orthogonal • bishop oconnell

Hawaiian Islands • 500+

"The longer I live, the more I realize the impact of attitude on life. Attitude, to me is more important than facts. It is more important than the past, than education, than money, than circumstances, than failures, than successes, than what other people think or say or do. It is more important than appearance, giftedness or skill. It will make or break a company.....a church....a home. The remarkable things is we have a choice everyday regarding the attitude we will embrace for that day. We cannot change our past....we cannot change the fact that people will act in a certain way. We cannot change in the inevitable. The only thing we can do is play on the one string we have, and that is our attitude....I am convinced that life is 10 percent what happens to me and 90 percent how I react to it. And so it is with you...we are in charge of our attitudes."

Show less

Experience

Founder
Orthogonal
Dec 2016 – Present • 1 yr 3 mos
Hawaii

Blockchain + Cannabis = Liquid Gold

Orthogonal is a holding company and ecosystem that unites the desire to make money with doing good for the planet and society. We focus on a wide range of successful innovations from food and plant sciences to blockchain technology and crypto currency. By pooling our collective resources and diverse team knowledge we incubate our holdings and provide strategic partnerships to help scale each to their greatest potential... for investors. And the planet.

Cofounder
#reinmkrcannabisfund
Jan 2015 – Present • 3 yrs 2 mos
Maui

#cannabis2.0 #funding #payments #seed #retail #distribution
reinmkr cannabis fund meadow
reinmkr cannabis fund sericapay

Trust & Surrender
reinmkr satsang.
Jan 2014 – Present • 4 yrs 2 mos
maui

Work on deals that make a difference in the world. With or without making money.

Energy, Cannabis, Space, Food, Tech, Recycling, Farming, Health Care, Natural Healing & Wellness, Cancer & Aids Research. I don't believe we are in this world to suffer and not make a difference.

http://reinmkr.com/

orange fund 2 (YC)
meadow
sericapay
revivekombucha
spikemooredesign
wefunder
lumeria resort
skunk magazine
swazigold

Angel Fund
reinmkr
Jan 2010 – Present • 8 yrs 2 mos
hawaiian islands area

reinmkr fund
Vidyard
Betterment
Adstage.io
Quartzy
TutorSpree
Curebit
Wefunder
Realcrowd
Taptolearn
Burning Man Rides
RideJoy
Boochmobile
Yardsale
InvoiceAsap
NetPlenish
Artamata
Boardbrokers
YCombinator Companies

cofounder
#frenchoakproject
Jan 2009 – Present • 9 yrs 2 mos
Maui

#transparency
#forestry
#seeds
#plant oils
#discernment
#blessed

Graphic
viewspk
Nov 2009 – Feb 2011 • 1 yr 4 mos

It is our ultimate goal as designers to communicate visually rather than just verbally. Thus our name: Viewspk. Through color, composition, and form we are able to delve deep into the human psyche and affect people in a subtle and subconscious way. The first step to a good design is to build something that is aesthetically pleasing...something that appeals to the senses. However, a true designer knows that the job is not done until the piece speaks conceptually. It is the symbiosis of these two elements in a design that make it not only appealing and engaging to the viewer's eye, but to their mind as well.

Food Technologist
Chevia Inc
Jul 2010 – Nov 2010 • 5 mos

Chevia develops and operates Foodstream™, an online service that allows users to share local news about food: bargain price, new products, dining deals, happy hours, etc. via mobile devices and the foodstream.net web site.

Art App Maker
artamata
Nov 2009 – Oct 2010 • 1 yr

Artamata is a premier iphone app developer. We are best know for artist's touch iphone app which launched with the introduction of the Apple app store. We are currently launching 2 iphone apps with Ed Hardy, and we are also building a ad network for the mobile space.

Bamboo Lover
Nikzad Design.
Oct 1996 – Oct 2008 • 12 yrs 1 mo

Nikzad Design built e-commerce websites and marketing portals for customers to purchase lumber and bamboo products online between Asia/USA. Nikzad specializes in linking the top manufactures in Asia with distributors all the way to end users in the United States.
Clients.
Home Depot
Bellagio
Four Seasons
William Sonoma
Nike
Ritz Carlton
St Regis
& many more multi billion dollar companies.

Founder
MetroWize
Jan 2006 – Jan 2008 • 2 yrs 1 mo

An online city culture, nightlife and lifestyle guide, delivered weekly to the concrete jungle of San Francisco, Los Angeles, Las Vegas, New York, Singapore, and growing.

Show 1 more

Education

bishop oconnell
LIFE
1991 – 1994

Featured Skills & Endorsements

Entrepreneurship · 89 — Endorsed by **Taariq Lewis and 3 others who are highly skilled at this**

Start-ups · 65 — Endorsed by **Taariq Lewis and 1 other who is highly skilled at this**

E-commerce · 55 — Endorsed by **Taariq Lewis, who is highly skilled at this**

Show more

Recommendations

Received (6) Given (3)

Christina Cheney
Product Management, Data Analytics
April 14, 2010, Christina reported directly to David

David is a high energy, positive, astute salesman with the ability to create relationships nearly instantly. He has an incredible entrepreneurial intuition and has managed his own design company and a series of iPhone apps.

Allen Bedford
Sales Manager at Balentine Collection International
April 9, 2010, Allen worked with David but at different companies

David is wonderfule to work with. He is incredibly knowledgeable, attentive, responsive and eager to get the job completed in a professional manner. He knows his products and likes to help those he works with. I highly reccomend working with David.

Show more

Accomplishments

1 **Language**

Japanese

Interests

NWFA: National Wood Flooring A...
2,892 followers

Google
6,541,905 followers

WHA | William Hezmalhalch Archi...
1,731 followers



SpaceX
407,344 followers



Mark Cuban
President
4,029,423 followers



Real Estate Crowdfunding Educat...
4,383 members

See all

Gail Fox Johnson

Owner, GK Fox Taxation & Financial Services

GK Fox Taxation & Financial Services

Rio Verde, Arizona • 28

Connect | View in Recruiter | ...

Experience

Owner
GK Fox Taxation & Financial Services

Featured Skills & Endorsements

Tax · 3 — **Diana Scheer and 2 connections** have given endorsements for this skill

Financial Reporting · 3 — **Diana Scheer and 2 connections** have given endorsements for this skill

Accounting · 3 — **Diana Scheer and 2 connections** have given endorsements for this skill

Show more



Helene Servillon

Partner Marketing at VoiceBase / Startup Advisor

VoiceBase, Inc. • Northeastern University

Greater Los Angeles Area • 500+

InMail | View in Recruiter | ···

Tweeting @hservillon

I have a hunger for challenge, think with a childlike curiosity and have a passion for entrepreneurship.

Interests: machine learning, data science, people, the future of retail, urban mobility, brand messaging, robotics, and bikes.

Show less

Experience

Partner Marketing
VoiceBase, Inc.
Aug 2017 – Present • 7 mos
Greater Los Angeles Area

Head of Customer Success
VoiceBase, Inc.
Apr 2016 – Aug 2017 • 1 yr 5 mos
Greater Los Angeles Area

VoiceBase is a leading cloud-based AI speech analytics API that enables speech-to-text, knowledge extraction and conversation analytics from voice content. Using machine learning, we build predictive models that surface patterns found in calls and broadcast media content.

We have an amazing team with some of the most brilliant engineers on this planet. Some of our notable partners and customers include: Twilio, Amazon, Home Depot, TalkDesk, AVST, Veritone, Invoca, Kaltura, Nasdaq, and FreeConferenceCall.com.

*2017 Bronze Edison award in Voice and Hearing Technology
*The Silicon Review - 20 Fastest Growing Big Data Companies Award 2016
*Named a 2014 OnDemand 100 Top Private Company
*Crowned the "Next BIG Thing" at ITEXPO
*Finalist For 'San Francisco's Best Tech Startup' by Tech In Motion 2016

Use Cases:
- Automatic Call Scoring
- Sales Optimization/Training
- Compliance monitoring
- Agent QA
- PCI, SSN, PII Detection and Redaction
- Visual Voicemail

Contact: hservillon@voicebase.com

Media (2)


STRATUS
2017
AWARD

VoiceBase Named A 2017 Stratus Award
Winner For Cloud Computing


2017
EDISON AWARDS

VoiceBase Predictive Insights Named A
2017 Edison Best New Product Aw...

Commercial Sales Director
Pure Fix Cycles
Dec 2014 – May 2016 • 1 yr 6 mos
Greater Los Angeles Area

• Key member of management and creative team, responsible for developing and overseeing all elements of new commercial sales channel
• Analyzed, tested, and identified market opportunities and target customer
• Established pipeline automation process using Carberator and cold-calling 2.0 tactics
• Managed and grew business opportunities with 65 existing accounts
• Created and designed monthly outbound email campaigns
• Sourced, hired and managed outside sales reps in North America
• Produced annual budget, quarterly revenue, and expense projections
• Attended, exhibited, and networked at national trade shows in the bicycle, sustainable brands, promotional products, and hotel industries
• Built, designed, and created web pages and content for new commercial site purebusinesscycles.com

Media (2)



Bikevertising: Brand Awareness on the
Cheap



Facebook "likes" Pure Fix Cycles for it's 400-bike campus fleet

Client Account Executive
eCycleElectric Consultants
Jan 2013 – Dec 2014 • 2 yrs

• Product and account executive for over 8 clients across 5 countries in the bicycle and electric bike industries, working with C-level management to oversee supply chain, product quality, business development and marketing
• Generated new business opportunities with brands and suppliers by cold- contacting and traveling to trade shows in Asia, Europe, and U.S.
• Created and re-branded the new eCycleElectric website, social media channels and blog, tripling web traffic and increasing SEO
• Created published electric bike market reports which analyzed and forecasted product demand, trends, competitive landscapes and market opportunities in the US

Media (1)


autolib'

Let's Promote Electric Cars Via Crowd-Sharing

Co-founder & Managing Director
Fifield e-Bikes
Mar 2012 – Mar 2013 • 1 yr 1 mo

• Recruited to lead major initiatives in startup electric bike manufacturing and distribution company
• Attended international trade shows to research and test electric bike market
• Developed a comprehensive business development plan and identified urban commuters as niche market
• Evaluated dozens of suppliers in the U.S., China, Taiwan and Germany to negotiate pricing and contracts
• Created strategic marketing plan, developed brand identity, website content and operations plan
• Brought products to prototype stage; gathered quotes and implemented production plans

Media (1)

Fifield E-Bikes

Show more

Education

Northeastern University
BA in Communication Studies, Media Communications and Business Administration
Activities and Societies: • NCAA Division 1 Varsity Women's Volleyball team • Student Athlete Athletic Association (S.A.A.C.)

Universitat Autònoma de Barcelona
International Business

Lowell High School

Show more

Featured Skills & Endorsements

New Business De... · 31 — Endorsed by **Drew Thorne-Thomsen and 1 other who is highly skilled at this**

Entrepreneurship · 30 — Endorsed by **Randall R. Jacobs, who is highly skilled at this**
Endorsed by **2 of Helene's colleagues at VoiceBase, Inc.**

E-commerce · 27 — Endorsed by **2 of Helene's colleagues at VoiceBase, Inc.**

Show more

Recommendations

Received (3) Given (0)



Michael Fishman
Co-Founder, President @ Pure Cycles
May 5, 2016, Michael managed Helene directly

I have worked with Helene for the past three years – two years with her as a consultant for my company and one year with her working as our Commercial Sales Director.

Helene is a one of the most curious, personable and ambitious employees that I have worked with. She has such a great thirst for knowledge that makes working with her very exciting. Within the first few weeks on the job she had already read numerous sales automation books, attended various trade shows and seminars to test different markets, and made best friends with everyone within our company and industry.

Helene was also fun to work with because she was always coming to me with new ideas that could not only increase her part of the business but the overall business of the company as well. The best part of this was that I always felt comfortable saying 'yes' and letting her try new things because I was 100% confident that she would work as hard as she could to produce results and be honest with me when she didn't think the opportunity was worth pursuing any longer.

Helene's best trait of all was her amazing, positive attitude. Over the past three years I never saw Helene get mad at anyone or have a bad day. She was kind to everyone and it is something that I will always admire about her. I don't look at Helene only as an employee but also as a friend and I am confident that we will be friends for a long time to come.

Future employers should expect Helene to take on all challenges head first and be a loyal, hard-working employee that gets along with everyone. If you have just recently hired her, you should be considered lucky to have her.



Randall R. Jacobs
Entrepreneur | Strategy/Product/Sourcing Consultant | Bike Industry Innovator
November 13, 2014, Randall R. worked with Helene but at different companies

Helene is a talented networker and connector-of-dots, whether they be people, ideas or resources. Her intense curiosity, entrepreneurial spirit and long-term focus have driven her to identify and contribute to a number of innovative ventures in the cycling and mobility space. With OpenBike, she has demonstrated herself eager to take on new challenges, creative in her problem-solving and proactive in suggesting new connections and approaches.

Helene also brings a much-needed perspective to the industry; that of the non-cyclist for whom the bicycle is but one of many potential modes of mobility, recreation and fitness. She understands not only the supply chain, but also how technology, bike-share networks, new distribution models, female and urban demographics, and other emerging trends are transforming cycling and urban mobility.

I recommend Helene wholeheartedly.

Show more

Accomplishments

4 Organizations
IDEA: Northeastern University's Venture Accelerator • Light Electric Vehicle Association (LEVA) • Young Professionals in Transportation (YPT) • Young Women in Digital

3 Languages
English • Spanish • Tagalog

2 **Publications**

Electric Bike Worldwide Reports • Let's Promote Electric Cars Via Crowd-Sharing

1 **Certification**

Electric Bike Technician Certification

Interests

Social Media Marketing
2,100,480 members

VoiceFoundry
95 followers

Harvard Business Review
1,508,465 members

Ytel
585 followers

Lowell High School
1,212 followers

Lowell High School
2,763 members

See all



Jason Hobson

HB+D // Orthogonal

Hobson Bernardino + Davis LLP • University of California, Los Angeles - The Anderso...

Los Angeles, California • 500+

Connect | View in Recruiter | More...

Attorney, investor and Jedi.

Experienced real estate and business attorney based in Los Angeles, California, with clients throughout the United States. Active investor of conscious companies, conscious products and companies making a positive impact --> Orthogonal.

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Experience

Partner
Hobson Bernardino + Davis LLP
2009 – Present • 9 yrs

Principal
Reinmkr
Sep 2011 – Present • 6 yrs 6 mos
Marina del Rey, California

www.reinmkr.com

Chair
Synergy Community Development Corp.
Oct 2008 – Present • 9 yrs 5 mos

Affordable Housing Development

Principal
Domus
Oct 2008 – Sep 2012 • 4 yrs
Greater Los Angeles Area

Sr. Counsel/Vice President
Alliant Capital
Apr 2005 – Oct 2008 • 3 yrs 7 mos

National Tax Credit Syndicator

Sr. Attorney
Pillsbury Winthrop Shaw Pittman LLP
Jan 2000 – Apr 2005 • 5 yrs 4 mos

Attorney
Cox Castle & Nicholson LLP
1998 – 2001 • 3 yrs

Show less

Education

University of California, Los Angeles - The Anderson School of Management
MDE Program
2010 – 2011

University of California, Hastings College of the Law
1993 – 1996

University of California, Hastings College of the Law
1993 – 1996

Show more

Featured Skills & Endorsements

Affordable Housing · 61
Endorsed by Darren Bobrowsky, who is highly skilled at this
Endorsed by 4 of Jason's colleagues at Pillsbury Winthrop Shaw Pittman LLP

Real Estate · 55
Endorsed by Lew Feldman and 3 others who are highly skilled at this
Endorsed by 3 of Jason's colleagues at Pillsbury Winthrop Shaw Pittman LLP

Redevelopment · 32
Endorsed by 3 of Jason's colleagues at Pillsbury Winthrop Shaw Pittman LLP

Show more

Accomplishments

2 **Organizations**
California Public Utilities Commission Low Income Oversight Board • San Gabriel Valley Consortium on Homelessness

1 **Language**
Japanese

Interests

C-PACE
587 members

UC Hastings Alumni
4,476 members



Arianna Huffington
Founder and CEO at Thrive Global
7,107,628 followers

UC Hastings College of Law Care...
1,594 members



Frank Wu
Writer, Teacher, Advocate
437,438 followers

APAC Consultants Network
2,139 members

See all



Pam Patterson

Co Founder of Kitchen Nation & Kindustry

Kitchen Nation & Kindustry • University of Washington

Greater Los Angeles Area • 500+

InMail | View in Recruiter | ...

Creative Director and Principal for award winning Advertising and Graphic Design firm. Adept at distilling complex messages into tangible and enticing advertising and design. Deeply experienced in traditional advertising messaging as well as new media platforms and branded identities.

Proven track record in strategic planning and problem solving for companies desiring a unique presence in their field. In a world where ideas are the new value commodity, we add conceptually remarkable positioning to brands. Skilled at maximizing team performance within budget and on deadline.

Focused on building a culture of excellence. 14-forty is an agent for change. We lead with optimism.

Always thinking. 24 hours, 1,440 minutes, of every day.

Specialties: Advertising Campaigns
Branding Development
Logo Design
Tag Line Development
Trade Show Booth Design
Point of Purchase Displays
Packaging
Posters
One Sheets
Newsletter Design
Brochures
Invitations
Directories
Book Design
Catalogues
Billboards
Powerpoint Decks
Signage
Music CDs
Radio
Television
Websites
Enewsletters
Banner Advertising
Online "Movies"
Media Planning

Media (1)



14-Forty Selected Work

Show less

Experience

Co Founder
Kitchen Nation & Kindustry
Mar 2016 – Present • 2 yrs
LA, Brooklyn, coming soon to a city near you...

Kitchen Nation provides kitchen rental spaces - certified stocked and automated - for Makers to build their dreams, hone their craft, and with mentorship, take their products to market. Capitalizing on the trifecta zeitgeist of: foodies, communal work spaces, and the spirit of independence. A place where the goods get fully baked.

14-FORTY

Founder & Creative Director
14-forty
1996 – Present • 22 yrs
Los Angeles

14-forty is an award-winning boutique graphic design and advertising agency that helps to elevate some of the biggest and best brands in the world. And some small companies too. Driven by passion, a unique and insightful voice and meticulous execution.

Senior Copywriter
Ogilvy Mather
1996 – 1996 • less than a year

Creative Coordinator
Della Femina McNamee
1994 – 1995 • 1 yr

Education

University of Washington
Bachelors, Art History
1982 – 1986

Featured Skills & Endorsements

Art Direction · 65 — Endorsed by **Tony Garcia and 3 others who are highly skilled at this**

Advertising · 47 — Endorsed by **Roger (DangerMan) Tinsley and 3 others who are highly skilled at this**
Endorsed by **2 of Pam's colleagues at Ogilvy & Mather**

Creative Strategy · 40 — **Anna Liebau and 39 connections** have given endorsements for this skill

Show more

Recommendations

Received (7) | Given (10)

Gregg Davis
President & CEO
September 4, 2015, Gregg was a client of Pam's

Pam and her team at 14-forty have done many projects for D3-Energy, including logo conception and design, promotional materials for conferences and expositions and a unique book project telling the history and story of D3 Energy and its predecessor companies. All of the projects were delivered on time and with the highest quality and creativity. I would recommend her and her 14-forty team to anyone who wants to creat materials and designs that will take your company or venture or vision to new heights. Feel free to contact me directly through LinkedIn and we can visit.

Erin Lowe
Marketing and Communications professional
October 16, 2014, Erin was a client of Pam's

Pam was an absolute delight to work with. She was able to deliver great creative for CWT and even won a few awards for us! Her ability to match the right creative with the right audience helped us deliver outstanding pieces. 14-Forty delivered on time and within our budget and we received fabulous feedback from our network.

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Interests

Anderson Thees
Managing Partner at Redpoint eventures
13,670 followers

University of Washington
360,354 followers

Carlson Marketing
9,039 followers

Preferred Hotels & Resorts
23,724 followers

AMAN
33,852 followers

Mark Cuban
President
4,029,432 followers

See all



Travis Marc Wilson

Jones Waldo Holbrook & McDonough II Sahalee Partners

Jones Waldo Holbrook & McDonough • Brigham Young University

Salt Lake City, Utah • 500+

InMail | View in Recruiter | ...

My law practice at Jones Waldo focuses on complex business transactions, with a special emphasis on mergers and acquisitions, corporate securities, private equity and venture capital, and start up and emerging growth companies.

Sahalee Partners is a private equity firm headquartered in Bellevue, Washington. We make small to middle market buy-out and seed and growth stage equity investments, with a particular focus on opportunities located within the Rocky Mountain and Pacific Northwest regions of the United States. We also partner with our portfolio company management teams to bring private equity discipline and operational expertise to those enterprises.

Specialties: Complex Business Transactions, Mergers and Acquisitions, Corporate Securities, Private Equity and Venture Capital, Start up and Emerging Growth Companies, Entrepreneurship, Software and Technology, High Growth Consumer Products, Direct Sales.

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Experience

Shareholder
Jones Waldo Holbrook & McDonough
May 2005 – Present • 12 yrs 10 mos
Salt Lake City, Utah

Director
Sahalee Partners
Jun 2004 – Present • 13 yrs 9 mos
Salt Lake City, Utah / Seattle, Washington

Education

Brigham Young University
University Honors

Creighton University School of Law
Creighton Law Review
Moot Court Honor Board

Woodinville High School

Featured Skills & Endorsements

Mergers & Acquis... · 58
Endorsed by **10 of Travis Marc's colleagues at Jones Waldo**

Venture Capital · 53
Endorsed by **Brigham Tomco, who is highly skilled at this**
Endorsed by **12 of Travis Marc's colleagues at Jones Waldo**

Start-ups · 52
Endorsed by **Scott R. Petersen and 3 others who are highly skilled at this**
Endorsed by **6 of Travis Marc's colleagues at Jones Waldo**

Show more

Recommendations

Received (1) | Given (0)



Tim Hough
COO at Q Sciences
January 6, 2013, Tim worked with Travis Marc but at different companies

Travis and I have worked together on several projects together ranging from Valuation to New Entity Incorporation. Travis' overall knowledge of deal flow and Business in general in unmatched.

Accomplishments

6 **Organizations**
Utah State University • Utah Valley University • Utah Technology Council • Mountain West Capital Network • Brigham Young University • Direct Sales Management Association of Utah

1 **Language**
Spanish

Interests

Park City Angels
314 followers

BYU Cougar Capital
199 followers

Battery Ventures
7,737 followers

InsideSales.com
16,481 followers

Costco Wholesale
192,583 followers

Apple
4,024,433 followers

See all

